Exhibit 2.4

                                                    [US Placement Agent Warrant]


                                         PLACEMENT AGENT WARRANT NO. US - ______

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY OR ACQUIRABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT AND ANY SECURITIES ACQUIRED BY THE HOLDER UPON THE EXERCISE HEREOF, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, FOR SO LONG AS THE COMPANY REMAINS A "FOREIGN ISSUER" AS DEFINED IN SUCH REGULATION S; OR
(C) INSIDE THE UNITED STATES UNDER AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAW OR (3) ANY OTHER EXEMPTION, EVIDENCED BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY OR THE TRANSFER AGENT, AS APPLICABLE, AVAILABLE UNDER THE SECURITIES ACT.

FOR SO LONG AS THE COMPANY REMAINS A "FOREIGN ISSUER" AS DEFINED IN SEC REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL
CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE COMPANY OR ITS TRANSFER AGENT FOR THESE SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF SEC REGULATION S UNDER THE SECURITIES ACT.

                          COMMON SHARE PURCHASE WARRANT

                      To Purchase [NUMBER] Common Shares of

                               YM BIOSCIENCES INC.

                  THIS IS TO CERTIFY THAT [NAME], or registered assigns (the "Holder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from YM BioSciences Inc. a company continued and existing under the laws of Nova Scotia (the "Company"), the Warrant Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of Cdn.$1.75 per share (subject to adjustment as provided herein), all on and subject to the terms and conditions hereinafter set forth.

                  1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such Holder.

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                                                    [US Placement Agent Warrant]


                  "Appraised Value" means, in respect of any Common Share on any date herein specified, the fair saleable value of such Common Share (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Share or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent month ending prior to such date specified, based on the value of the Company, as determined by a nationally recognized U.S. investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company.

                  "Automatic Issue Date" has the meaning set forth in Section 3.2(b).

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the City of Toronto, Ontario.

                  "Cashless  Exercise  Shares"  has the  meaning  set  forth  in
Section 2.1(b).

                  "Change of Control" means the (i) acquisition by an individual or legal entity or group (as defined in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company, or (iii) the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company.

                  "Closing Date" means December 15, 2003.

                  "Common Shares" means (except where the context otherwise indicates) the voting common shares in the capital of the Company as constituted on the Closing Date, and any shares into which such Common Shares may thereafter be changed or converted, and shall also include (i) shares of the Company of any other class (regardless of how denominated) issued to the holders of Common Shares upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of shares of the Company and which is not subject to redemption and (ii) common shares of any successor or acquiring corporation received by or distributed to the holders of Common Shares of the Company in the circumstances contemplated by Section 4.3.

                  "Current Market Price" means, in respect of any Common Share on any date herein specified,

                  (i) if there shall not then be a public market for the Common Shares, the higher of (a) the book value per Common Share on such date and (b) the Appraised Value per Common Share at such date, or

                  (ii) if there shall then be a public market for the Common Shares, the higher of (a) the book value per Common Share on such date, and (b) the average of the daily

                                                    [US Placement Agent Warrant]


                           market prices for 20 consecutive Trading Days immediately preceding such date. The daily market price for each such Trading Day shall be (A) the last sale price on such day on the Toronto Stock Exchange or such other stock exchange as shall then be the principal stock exchange (including Nasdaq) on which such Common Shares are then listed or admitted to trading, (B) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including Nasdaq), or (C) if the Common Shares are not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market.

                  "Current Warrant Price" means, in respect of a Common Share at any date herein specified, the price at which a Common Share may be purchased pursuant to this Warrant on such date. Until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be Cdn.$1.75 per share.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Exchange Rate" on any given date in respect of an amount to be converted from Canadian Dollars into U.S. Dollars means the amount of U.S. Dollars that can be purchased with one Canadian Dollar based on the noon buying rate published by, or displayed on the website of, the Federal Reserve Bank of New York in respect of such currencies on the Business Day immediately preceding such date, and in respect of an amount to be converted from U.S. Dollars into Canadian Dollars means the inverse of such rate.

                  "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" means December 15, 2008.

                  "Issue Date" means the date on which this Warrant was issued upon exercise of placement agent special warrants issued by the Company on the Closing Date.

                  "Other Property" has the meaning set forth in Section 4.3.

                  "SEC" means the Securities and Exchange Commission or any other United States federal agency then administering the Securities Act and other United States federal securities laws.

                  "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                                                    [US Placement Agent Warrant]


                  "Trading Day" means any day on which the primary market on which Common Shares are listed is open for trading.

                  "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Common Shares for which they may be exercised.

                  "Warrant Price" means an amount equal to (i) the number of Common Shares being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

                  "Warrant Shares" means any one or more of the [NUMBER] Common Shares to be purchased upon the exercise hereof (including cashless exercise as contemplated in Section 2.1(b)), subject to adjustment as provided herein.

                  2. EXERCISE OR CASHLESS EXERCISE OF WARRANT.

                  2.1. Manner of Exercise or Cashless Exercise of Warrant. (a) From and after the Issue Date, and until 5:00 P.M., Toronto time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of Warrant Shares purchasable hereunder. Payment of the Warrant Price upon exercise of this Warrant as aforesaid may be made (in Canadian or U.S. dollars) at the option of the Holder by: (i) certified or official bank check payable to the order of the Company or (ii) wire transfer or electronic funds transfer to the account of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Common Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                           (b) (i) The Holder shall have the right to exercise
these Warrants on a cashless basis, in whole or in part, at any time and from time to time during the Exercise Period to acquire Common Shares ("Cashless Exercise Shares"). Upon exercise of this cashless exercise right, the Holder shall be entitled to receive that number of Cashless Exercise Shares equal to the quotient obtained by dividing [(A - B) (X)] by A, where:

              A = the Current  Market  Price of one Common  Share on the date of exercise of these Warrants (such date being the date set forth on the notice of exercise provided pursuant to Section 2.1(c));

              B = the Current Warrant Price; and

              X = the number of Common  Shares as to which  these  Warrants  are being exercised by way of cashless exercise.

                                                    [US Placement Agent Warrant]


If the above calculation results in a negative number, no Cashless Exercise Shares shall be issued or issuable upon cashless exercise of these Warrants.

                                   (ii) Upon cashless exercise of these Warrants
in accordance with this paragraph 2.1(b), the Holder shall be entitled to receive a certificate representing the number of Cashless Exercise Shares determined in accordance with subparagraph (b)(i), and a new Warrant certificate in substantially identical form to this Certificate and dated as of such cashless exercise evidencing the right to purchase that number of Common Shares equal to the difference, if any, between the number of Common Shares subject hereto prior to such cashless exercise, and the number of Common Shares as to which these Warrants were so exercised by way of cashless exercise (such number being "X", as defined in subparagraph (b)(i), above).

                           (c) In order to exercise this Warrant, in whole or in
part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 10, (i) a written notice of Holder's election to exercise (for cash or by way of cashless exercise) this Warrant, which notice shall specify the number of Warrant Shares to be purchased or with respect to which this Warrant is being exercised, as applicable, (ii) payment of the Warrant Price in respect of exercise, as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. In addition, if the Holder is not the original Holder of the Warrant, the Holder shall provide the Company with an opinion of counsel or other evidence satisfying to the Company that the issuance of the Warrant Shares or Cashless Exercise Shares (as applicable) upon exercise of the Warrant or exempt from the registration requirements of the Securities Act and applicable state securities laws. Upon receipt thereof, the Company shall, as promptly as reasonably practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Shares or Cashless Exercise Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The share certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice (subject to paragraph (f), below). This Warrant shall be deemed to have been exercised, and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person or entity so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price upon exercise and this Warrant, is received by the Company as described above.

                           (d) All Common Shares issuable upon the exercise of

this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price (in the case of exercise pursuant to section 2.1(a)) and upon cashless exercise (in the case of cashless exercise pursuant to section 2.1(b)), shall be fully paid and non-assessable and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all transfer, stamp or similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any certificates for Warrant Shares or Cashless Exercise Shares or Warrants in a name other than the name of the Holder.

                                                    [US Placement Agent Warrant]


                           (e) Prior to the exercise of this Warrant, the Holder
shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote such Warrant Shares, receive dividends or other distributions thereon or to be notified of shareholder meetings, except as set forth herein.

                           (f) If a notice of exercise requests that Warrant
Shares be issued in the name of any person other than the Holder, the Holder shall provide, at the request of the Company, such information as the Company may reasonably require to establish that a trade of the Warrant Shares to such other Person is permitted under applicable securities laws, either (i) in the case of a person in the United States, under an effective registration statement with respect to the Warrant Shares or an exemption from the registration requirements with respect thereto, or (ii) in the case of a person in a Canadian province, under or as a result of a prospectus having been filed and a receipt obtained with respect to the distribution of the Warrants or the Warrant Shares, under an exemption from the applicable prospectus and registration rights of such province, or otherwise.

                  2.2. Fractional Shares. The Company shall not be required to issue a fractional Common Share upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per Common Share on the date of exercise, multiplied by such fraction.

                  2.3. Currency Conversion. For the purposes of these Warrants, if the Warrant Price, the Current Market Price or any other amount hereunder is required to be converted from U.S. Dollars to Canadian Dollars or from Canadian Dollars to U.S. Dollars, such amount shall be converted based on the applicable Exchange Rate.

                  3. TRANSFER, DIVISION AND COMBINATION.

                  3.1. Transfer. The Warrants and the Warrant Shares shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act and applicable Canadian provincial securities laws. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 12.2 or the office or agency designated by the Company pursuant to Section 10, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The acceptance of the new Warrant or Warrants by the

                                                    [US Placement Agent Warrant]


transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant. Notwithstanding anything herein to the contrary, this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws and applicable Canadian provincial securities laws. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of Common Shares regardless of whether the Company issued or registered a new Warrant on the books of the Company.

                  3.2. Restrictive Legends. (a) Unless the resale of the Warrant Shares has been registered under the Securities Act, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, FOR SO LONG AS THE COMPANY REMAINS A "FOREIGN ISSUER" AS DEFINED IN SUCH REGULATION S; OR (C) INSIDE THE UNITED STATES UNDER AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE
                  SECURITIES LAW OR (3) ANY OTHER EXEMPTION, EVIDENCED BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY OR THE TRANSFER AGENT, AS APPLICABLE, AVAILABLE UNDER THE SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE.

                  FOR SO LONG AS THE COMPANY REMAINS A "FOREIGN ISSUER" AS DEFINED IN SEC REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SHARES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF SEC REGULATION S UNDER THE SECURITIES ACT.

                  (b) If any Warrant Shares are to be issued prior to the earlier of the following dates (such date being the "AUTOMATIC ISSUE DATE"): (i) the fifth Business Day after a receipt is issued by the Ontario Securities Commission for a final prospectus qualifying the distribution of the Warrants or the Warrant Shares; and (ii) the date which is four months plus one day after the Closing Date, each certificate for Warrant Shares so issued upon the exercise of this Warrant, and until the Automatic Issue Date each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE CLOSING DATE]"


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                                                    [US Placement Agent Warrant]


                  3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                  4. ADJUSTMENTS. The number of Common Shares for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

                  4.1 Stock Dividends, Subdivisions and Combinations. (a) If at any time during the period from the Closing Date to the Expiration Date the Company shall:

                           i. take a record of the holders of its Common  Shares
                  for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional Common Shares,

                           ii. subdivide or split its outstanding  Common Shares
                  into a larger number of Common Shares, or

                           iii. combine or consolidate its outstanding Common Shares into a smaller number of Common Shares,

then:

                           (1) the number of Common Shares acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares that would have been acquirable under this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and

                           (2) the Current Warrant Price shall be adjusted to equal:

                                    (A)     the Current  Warrant Price in effect
                                            immediately  prior to the occurrence
                                            of  such  event  multiplied  by  the
                                            number of Common  Shares  into which


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                                                    [US Placement Agent Warrant]


                                            this    Warrant    is    exercisable
                                            immediately prior to the adjustment,
                                            divided by

                                    (B)     the  number  of Common  Shares  into
                                            which this  Warrant  is  exercisable
                                            immediately after such adjustment.

         (b) Any adjustment made pursuant to Section 4.1(a)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Sections 4.1(a)(ii) or (iii) shall become effective immediately after the effective date of such subdivision or combination.

                  4.2 Fractional Interests.  In computing adjustments under this
Section 4, all calculations shall be made to the nearest 1/100th of a share.

                  4.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                           a. If, during the period from the Closing Date to the
Expiration Date, there shall occur a Change of Control and, pursuant to the terms of such Change of Control, common shares of the successor or acquiring corporation, or any cash, shares or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common shares of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of Common Shares into which this Warrant is exercisable immediately prior to such event.

                           b.  In  case  of any  such  Change  of  Control,  the
successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of Common Shares into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4.

                  4.4 Other Action Affecting Common Shares. If at any time or from time to time during the period from the Closing Date to the Expiration Date the Company shall take any action in respect of its Common Shares, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of Common Shares or other shares or Other
Property  into  which this  Warrant is  exercisable  and/or the  purchase  price
thereof   shall  be  adjusted  in  such  manner  as  may  be  equitable  in  the circumstances.

                                                    [US Placement Agent Warrant]


                  4.5 Share Transfer Taxes. The issue of share certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue.

                  4.6 Adjustment for Events After Closing Date but Prior to Date of Issue. For greater certainty, if at any time during the period from the Closing Date to the Issue Date, any event or action occurred that, if these Warrants had been issued at that time, would have required an adjustment to be made pursuant to this Article 4, such adjustment shall be made immediately upon issuance of these Warrants as if these Warrants had been issued on the Closing Date and shall be effective as of the date on which such adjustment would have been effective if these Warrants had been issued on the Closing Date.

                  5. NOTICES TO WARRANT HOLDERS.

                  5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, or the number of Common Shares and the amount, if any of Other Property which at the time would be received upon exercise of the Warrants owned by such Holder, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of Common Shares and the amount, if any, of Other Property which at the time would be received upon the exercise of Warrants owned by such Holder.

                  5.2. Notice of Corporate Action. If at any time:

                           (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           (c)  there  shall  be  a  voluntary  or   involuntary
         dissolution, liquidation or winding up of the Company;

         then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days' prior written notice of the record date selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such

                                                    [US Placement Agent Warrant]


         reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 12.2. The failure to give any notice required by this Section 5.2 shall not invalidate any such corporate action.

                  5.3. Notice to Shareholders. The Holder shall be entitled to the same rights to receive notice of Company action as any holder of Common Shares.

                  6. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its articles of continuance or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  7. RESERVATION AND AUTHORIZATION OF COMMON SHARES; REGISTRATION WITH APPROVAL OF ANY GOVERNMENTAL AUTHORITY. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Common Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Common Shares which shall be so issuable, when issued upon exercise of any Warrant and payment therefor (including, for greater certainty, cashless exercise thereof) in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and non-assessable, and not subject to preemptive rights. Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary

                                                    [US Placement Agent Warrant]


from any public regulatory body or bodies or stock exchanges having jurisdiction thereof. If any Common Shares required to be reserved for issuance upon exercise of Warrants, or any distribution thereof, require registration or qualification with any governmental authority under any federal, provincial or state law (including Canadian provincial securities laws) before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant or the inability of the Holder to make the representations contained in the subscription form attached hereto as Exhibit
A), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares or such distribution of such shares to be duly registered or qualified.

                  8. TAKING OF RECORD; SHARE AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its share transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  9. LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Applicants for a replacement Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                  10. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                  11. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Shares, whether such liability is asserted by the Company or by creditors of the Company.

                  12. MISCELLANEOUS.

                  12.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for

                                                    [US Placement Agent Warrant]


hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  12.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given the next Business Day after being deposited with a nationally recognized overnight courier such as Federal Express, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report thereof, addressed, as the case may be, to the Holder at the address on the books and records of the Company; or to the Company, YM BioSciences Inc., 5045 Orbitor Drive, Building 11, Suite 400, Mississauga, Ontario, Canada L4W 4Y4, Att'n: Chief Executive Officer, Fax No.
(905) 629-4959; with a copy to Heenan Blaikie LLP, Suite 2600, South Tower, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J4 Att'n: Gregory Colford, Fax No. (416) 360-8425, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

                  12.3. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder, but nothing in this Warrant shall be construed to give any person or corporation or other entity, other than the Company and the Holder and their respective successors and assigns, any legal or equitable right, remedy or cause under this Warrant.

                  12.4. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the Holder.

                  12.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  12.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  12.7. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflict of laws. The Company hereby irrevocably consents to the non exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be

                                                    [US Placement Agent Warrant]


made by certified or registered mail directed to the Company at its address set forth in Section 12.2.

                            [Signature Page Follows]

                                                    [US Placement Agent Warrant]


                  IN WITNESS WHEREOF, the Company has caused this Common Share Purchase Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: ___________, 200___

                                            YM BIOSCIENCES INC.

                                            By:
                                                --------------------------
                                                Name:
                                                Title:

Attest:


By:
    ---------------------------
    Name:
    Title:

                                                    [US Placement Agent Warrant]


                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

DATE:  ________________________, 20______.

1.       EXERCISE

___ The undersigned registered owner of this Warrant hereby exercises this Warrant for the purchase of ___________ Common Shares of YM BioSciences Inc., a corporation continued and existing under the laws of Nova Scotia (the "Company"), at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to
         _______________________________________    and   whose    address    is
         _______________________________________________.

         The undersigned hereby makes payment for the above-referenced Common Shares by tendering herewith payment of the purchase price of such shares in full.

2.       CASHLESS EXERCISE

___ The undersigned hereby elects to exercise the attached Warrant to acquire Common Shares through "cashless exercise" in the manner specified in Section 2.1(b) of the Warrant. This method of exercise is used with respect to _____________________ of the Common Shares covered by the Warrant, and the relevant calculation pursuant to Section 2.1(b) is as follows:

         [(A - B)(X)] divided by A

         A = Current Market Price of one Common Share on the date hereof = [U.S./Cdn.]$________________ (if in U.S.$, please convert to Cdn.$ at  applicable  Exchange Rate)

         B        = Current Warrant Price
                  = Cdn.$________________

         X        = total number of Warrant Shares as to which this Warrant is being exercised
                  = _________________ Common Shares

         Net Number of Common Shares issuable:  _____________________

If such Common Shares shall not include all of the Common Shares (or other securities or property) issuable as provided in this Warrant, a new Warrant of like tenor and date for the balance of the Common Shares (or other securities or property) issuable hereunder shall be delivered to the undersigned.

By signing below, the Holder warrants and represents that the Holder (i) is an "accredited investor" as that term is defined under Regulation D of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended and (ii) is acquiring the securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the

                                                    [US Placement Agent Warrant]


same, provided, however, that by making the representation herein, the Holder does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. In addition, if the Holder is not the original Holder of this Warrant, the Holder shall provide the Company with an opinion of counsel or other evidence satisfactory to the Company that the issuance of the Common Shares upon exercise of the Warrant is exempt from the registration requirements of Securities Act of 1933, as amended, and applicable state securities law. In addition, by signing below, if this exercise is occurring prior to the Automatic Issue Date (as defined in the certificate evidencing this Warrant) the Holder warrants and represents that the Holder is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45-501 - Exempt Distributions.

                    ------------------------------------------
                    (Name of Registered Owner)

                    ------------------------------------------
                    (Signature of Registered Owner)

                    ------------------------------------------


                    ------------------------------------------
                    (Street Address)

                    ------------------------------------------


                    ------------------------------------------
                    (State/Province) (Zip/Postal Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant.

                                                    [US Placement Agent Warrant]


                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of YM BioSciences Inc., a corporation continued and existing under the laws of Nova Scotia, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Common Shares set forth below:

Name and Address of Assignee: _____________________________________________

No. of Common Shares: ____________________________________________

and  does  hereby   irrevocably   constitute   and   appoint   _________________
attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________________________________

Print Name:__________________________________________

Signature:___________________________________________

Witness:_____________________________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular.